As filed with the Securities and Exchange Commission on March 24, 2003
Registration No. 33-89934
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post Effective Amendment No. 1 To Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SEITEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	76-0025431
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

10811 S. Westview Circle Drive, Suite 100, Bldg. C Houston, Texas	77043
(Address of Principal Executive Offices)	(Zip Code)
Seitel, Inc. 401(k) Plan Seitel, Inc. 1994 Warrant Plans
(Full title of the plans)

Marcia Kendrick
Seitel, Inc.
10811 S. Westview Circle Drive, Suite 100, Bldg. C
Houston, Texas 77043
(Name and address of agent for service)
(713) 881-8900
(Telephone number, including area code, of agent for service)
With Copy to:
Charles Strauss Fulbright & Jaworski L.L.P. 1301 McKinney, Suite 5100 Houston, Texas 77010-3095 (713) 651-5151

Explanatory Note

     Seitel, Inc. ("Seitel") originally filed a Registration Statement on Form S-8 (Reg. No. 33-89934) with the Securities and Exchange Commission on March 2, 1995 (the "Original S-8"). The Original S-8 covered:
-

100,000 shares of the common stock of Seitel, par value $.01 per share (the "Common Stock"), which was subsequently increased to 200,000 shares as a result of a two-for-one stock split of the Common Stock (the "Stock Split"), to be offered and sold under the Seitel, Inc. 401(k) Plan (the "401(k) Plan"),

-	583,834 shares of Common Stock, which was subsequently increased to 1,167,668 shares as a result of the Stock Split, to be offered and sold under the Seitel, Inc. 1994 Warrant Plans, and

-	an indeterminate amount of participation interests in the 401(k) Plan (the "Plan Interests") to be offered and sold under the 401(k) Plan.

     The 401(k) Plan no longer provides for the issuance of shares of Common Stock or other securities of Seitel. A total of 67,269 shares to which the Original S-8 relates have not yet been sold pursuant to the 401(k) Plan (the "Remaining Shares"). This Post-Effective Amendment No. 1 to Form S-8 is being filed to deregister the Remaining Shares and all Plan Interests that were registered under the Original S-8 and which remain unissued under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to
Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on
March 21, 2003.

		SEITEL, INC.

		By:	/s/	Marcia H. Kendrick

				Marcia H. Kendrick
				Acting Chief Financial Officer

		Date:		March	21,	2003

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title				Date

/s/	Larry E. Lenig, Jr.	Chief Executive Officer and President				March	21,	2003
		(Principal Executive Officer)
	Larry E. Lenig, Jr.

/s/	Marcia H. Kendrick	Acting Chief Financial Officer				March	21,	2003
		(Principal Accounting Officer)
	Marcia H. Kendrick

/s/	Fred S. Zeidman	Chairman of the Board of Directors				March	21,	2003

	Fred S. Zeidman

/s/	Walter M. Craig, Jr.	Director				March	21,	2003

	Walter M. Craig, Jr.

/s/	William Lerner	Director				March	21,	2003

	William Lerner

/s/	John Stieglitz	Director				March	21,	2003

	John Stieglitz

/s/	Robert Knauss	Director				March	21,	2003

	Robert Knauss

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-8 has been signed on behalf of the Seitel, Inc. 401(k) Plan by the undersigned, thereunto duly authorized, in the City of Houston,
State of Texas, on March 21, 2003.

SEITEL, INC. 401(K) PLAN

By:	/s/	Monica K. Cross

Name:		Monica K. Cross
Title:		Accounting Manager